UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2009

Lightning Gaming, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-52575	20-8583866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Chelsea Parkway, Boothwyn, PA 19061
(Address of principal executive offices) (Zip Code)

610 494 5534
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On December 11, 2009, Lightning Gaming, Inc. (“LGI”) entered into a Note and Warrant Purchase Agreement (the “Agreement”) with SIG Strategic Investments, LLLP (“SIG”); The Co-Investment Fund II, LP (“CI II”); and Stewart J. Greenebaum, LLC (“Greenebaum” and, together with CI II, the “Purchasers”).

Under the Agreement, the Purchasers acquired from SIG a $2 million Promissory Note (the “Note”) issued by LGI’s wholly-owned subsidiary, Lightning Poker, Inc. (“LP”), and warrants to purchase an aggregate of 500,000 shares of common stock of LGI at an exercise price of $2 per share.  The warrants acquired by the Purchasers from SIG constituted one-half of the warrant held by SIG for the purchase of one million LGI shares.  SIG has retained the other half of that warrant.

The Note and warrant were originally issued to SIG under a Loan Agreement, dated June 27, 2007, among LP, SIG and the Purchasers (the “Loan Agreement”), which appears in Exhibit 10.21 of Amendment No. 1 to Form 10-K filed by LGI with the Securities and Exchange Commission on April 29, 2008.

Pursuant to the Agreement, (i) the Note and warrant issued to SIG under the Loan Agreement were canceled, (ii) LP issued a replacement promissory note in the principal amount of $1 million to each of the Purchasers, and (iii) LGI issued a replacement warrant for 250,000 shares to each of the Purchasers and a replacement warrant for 500,000 shares to SIG, representing the portion of the original warrant retained by SIG under the Agreement.

The terms of the replacement notes and warrants are substantially the same as the terms of the Note and warrant that were originally issued to SIG under the Loan Agreement.  The replacement notes bear interest at 8% per annum, with all interest and principal due on June 27, 2010, and are subject to the Loan Agreement.  The replacement warrants are for an aggregate of one million shares of LGI common stock at an exercise price of $2 per share, expiring on June 27, 2012.

Giving effect to the Agreement, CI II, Greenebaum and SIG hold promissory notes issued by LP in the following aggregate principal amounts:

CI II:	$8,500,000
Greenebaum:	$2,000,000
SIG:	$2,000,000

SIG, CI II and Greenebaum are each deemed to own beneficially more than 5% of LGI’s outstanding common stock, based on their ability to acquire LGI’s stock through the exercise of warrants or conversion of promissory notes.

CI II is managed by Cross Atlantic Capital Partners Inc. (“Cross Atlantic”). Donald Caldwell, a director of LGI, is the founder and Chief Executive Officer of Cross Atlantic.  Frederick Tecce, also a director of LGI, is a managing director and of counsel of Cross Atlantic.

The above descriptions of the Agreement, and the replacement notes and warrants are merely a summary of their material terms.  Copies of those documents are filed as exhibits to this Form 8-K.  Interested parties should read those documents, as well as the Loan Agreement, in their entirety.

Section 3 - Securities and Trading Markets

Item 3.02   Unregistered Sales of Equity Securities.

The replacement warrants described in Item 1.01 of this Form 8-K were issued by LGI under the Agreement in order to facilitate a partial transfer of the warrant that SIG already held.  LGI received no consideration in the transaction.  Therefore, LGI does not consider the transaction to be a sale of equity securities by LGI.  If, however, the transaction is deemed a sale by LGI, then the sale was exempt from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits:

Exhibit No.	Description
99.1	Note and Warrant Purchase Agreement among LGI, CI II, Greenebaum and SIG
99.2	Promissory Note issued by LP to CI II
99.3	Promissory Note issued by LP to Greenebaum
99.4	Warrant for Stock issued by LGI to CI II
99.5	Warrant for Stock issued by LGI to Greenebaum
99.6	Warrant for Stock issued by LGI to SIG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning Gaming, Inc.

By:	/s/ Robert D. Ciunci
Robert D. Ciunci, Chief Financial Officer
Date:	December 15, 2009

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